EXHIBIT 10.3
AMENDMENT NO. 2 TO CREDIT AGREEMENT
     This Amendment Agreement dated as of January 30, 2009 (this “Amendment”) is made and entered into between M&T BANK CORPORATION (the “Borrower”) and CITIBANK, N.A. (the “Lender”).
WITNESSETH
     WHEREAS, the Borrower and the Lender entered into (i) that certain Credit Agreement dated as of December 15, 2000 (the “Original Agreement”) and (ii) that certain Amendment Agreement dated as of December 9, 2003, amending the Original Agreement (the Original Agreement, as so amended, the “Agreement”);
     WHEREAS, by prior agreement between the Lender and the Borrower, the Commitment under the Agreement has been extended to not later than January 31, 2009;
     WHEREAS, the Borrower and the Lender desire to amend the Agreement in certain respects;
     NOW THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
     SECTION 1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings attributed thereto in the Agreement.
     SECTION 2. Amendments.
     (a) The definition of “Applicable Facility Fee Rate” in Section 1.01 of the Agreement is amended by replacing “0.125%” with “0.225%”.
     (b) The definition of “Applicable Margin” in Section 1.01 of the Agreement is amended by replacing “0%” with “1.25%” and replacing “0.375%” with “2.25%”.
     (c) The definition of “Commitment Termination Date” in Section 1.01 of the Agreement is amended by replacing “the Closing Date” with “December 4, 2008”.
     (d) The definition of “Consolidated Net Worth” in Section 1.01 of the Agreement is amended by replacing “the capital stock” with “the capital stock (including, without limitation, capital stock issued under the Troubled Assets Relief Program of the Emergency Economic Stabilization Act of 2008, as amended)”.
Amendment No. 2

     (e) Section 5.02(b) of the Agreement is amended by replacing “4.75%” with “4.0%”.
     (f) Section 5.02(c) of the Agreement is amended by replacing “2.5 to 1.0” with “4.5 to 1.0”.
     (g) Section 5.02(d) of the Agreement is amended by replacing “adequately capitalized” with “well capitalized”.
     (h) Section 7.05(d) of the Agreement is amended to read as follows:
     “(d) The Lender may at any time pledge or assign as collateral all or any portion of its rights under this Agreement and the Note to secure obligations of the Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.”
     SECTION 3. Representations True; No Default. The Borrower represents and warrants to the Lender that:
     (a) the representations and warranties contained in Article IV of the Agreement are correct on and as of the date of this Amendment as though made on and as of the date hereof; and
     (b) no event has occurred and is continuing, or would result from the execution and delivery of this Amendment, which constitutes a Default.
     SECTION 4. Legal Obligation. The Borrower represents and warrants to the Lender that this Amendment has been duly authorized, executed and delivered on its behalf, and that the Agreement, as amended hereby, constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.
     SECTION 5. Ratification. Except as amended hereby, the Agreement and all other documents executed in connection therewith (including, without limitation, the Note) shall remain unchanged and in full force and effect. The Agreement, as amended hereby, and all rights and powers created thereby or thereunder and under such other documents, are in all respects ratified and confirmed.
     SECTION 6. Conditions Precedent. The amendments to the Agreement set forth in Section 2 hereof will become effective on and as of the first date on which the Lender has received the following, each in form and substance satisfactory to the Lender:
     (a) a counterpart of this Amendment duly executed by the Lender and the Borrower;
     (b) certified copies of all documents evidencing necessary corporate action and governmental and other third party approvals, if any, with respect to this Amendment;
Amendment No. 2

     (c) a favorable written opinion of the General Counsel of the Borrower, covering such matters relating to this Amendment as the Lender may require;
     (d) a certificate of the Borrower’s Corporate Secretary or Assistant Secretary certifying the names and true signatures of the Borrower’s officers authorized to sign this Amendment; and
     (e) evidence of payment by the Borrower of all documented fees and expenses of the Lender, including the reasonable fees and expenses of counsel to the Lender, in connection with the negotiation, preparation, execution and delivery of this Amendment.
     SECTION 7. Miscellaneous.
     (a) The Agreement and this Amendment shall be read, taken and construed as one and the same instrument.
     (b) This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.
     (c) Any references in the Agreement to “this Agreement”, “hereunder”, “herein” or words of like import, and each reference in any other document executed in connection with the Agreement (including, without limitation, the Note) to “the Agreement”, “thereunder”, “therein” or words of like import, shall mean and be a reference to the Agreement as amended hereby.
     (d) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.
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Amendment No. 2

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

M&T BANK CORPORATION
By:	/s/ Darlene A. Spychala
	Name:	Darlene A. Spychala
	Title:	Administrative Vice President

CITIBANK, N.A.
By:	/s/ Alexander F. Duka
	Name:	Alexander F. Duka
	Title:	Managing Director/Senior Credit Officer

Amendment No. 2